Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-129816, 333-119531 and 333-52470) and on Form S-8 (No. 333-37238, 333-90129 and 333-59212) of Allscripts Healthcare Solutions, Inc. of our report dated January 31, 2006 relating to the financial statements of A4 Health Systems, Inc., which appears in the Current Report on Form 8-K of Allscripts Healthcare Solutions, Inc. dated February 10, 2006.

PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 7, 2006